UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 24, 2010

SOCIALWISE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On November 24, 2010, Socialwise, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), received notice from Isaac Blech (the “Holder”) of his election to convert the Convertible Promissory Note (the “Note”) obligation of the Company to the Holder.  The Company previously issued the Note to the Holder on August 13, 2010 and it had an original maturity date of February 13, 2010.  The principal balance of the note ($1 million at November 24, 2010) was converted into 2,500,000 shares of the Company’s common stock at a price of $0.40 per share.

As provided in the Convertible Note Purchase Agreement with the Holder dated August 13, 2010, in connection with the conversion of the Note, the Holder will be issued a warrant to purchase up to an additional 1,250,000 shares of the Company’s restricted common stock at an exercise price of $0.40 per share.  The terms of the warrant are identical to the warrant agreement described and included as an exhibit to our Current Report on Form 8-K dated August 17, 2010.  In addition, the Company agreed to issue the Holder a warrant to purchase 62,500 shares of common stock at an exercise price of $0.40 per share to reflect the interest due to the Holder under the terms of the Note from inception to its scheduled maturity on February 13, 2011.

Item 3.02    Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02 with respect to the Company’s issuance of common stock and warrants to purchase common stock.  The investors in those transactions met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The issuance of Company common stock and warrants in the transaction were made pursuant to an exemption under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The transactions were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Holder or Maxim in connection with the issuance of common stock or warrants. The consideration received by the Company for the issuance to Holder of the shares of common stock and warrants to purchase common stock was the extinguishment of all principal and accrued interest due under the Note.

The total number of outstanding shares of outstanding common stock as of the date of this report (and after taking into effect the conversion of the Note) is 64,022,170.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOCIALWISE, INC.

Dated: December 1, 2010	By:	/s/ Jonathan Shultz
Jonathan Shultz Chief Financial Officer